IMAX Corporation
Exhibit 10.1
IMAX CORPORATION
Stock Option Plan
June 2008

IMAX CORPORATION
AMENDED & RESTATED STOCK OPTION PLAN
1. Purpose
     The purposes of the IMAX Stock Option Plan (the “Plan”) are to attract, retain and motivate directors, officers, key employees and consultants of the Company and its Subsidiaries and to provide to such persons incentives and awards for superior performance.
2. Definitions
     As used in this Plan the following terms have the following meanings:
     “Agreement” has the meaning set forth in Section 6 below.
     “Award” means an Option.
     “Blackout Period” means any period during which a policy of the Company prevents an Insider from trading in the Common Shares.
     “Board” means the Board of Directors of the Company.
     “Cause” means a termination of the Participant’s employment with the Company or one of its Subsidiaries (a) for “cause” as defined in an employment agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment agreement that defines “cause”, because of: (i) any act or omission that constitutes a material breach by the Participant of any of his obligations under his employment agreement with the Company or one of its Subsidiaries or the applicable Agreement; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of him as an employee of the Company or one of its Subsidiaries; (iii) any wilful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Subsidiaries, or the Participant’s conviction of a felony, or any wilful perpetration by the Participant of a common law fraud; or (iv) any other wilful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries.
     “Change of Control” means an event or series of events where any person, or group of persons acting in concert, not including Bradley J. Wechsler and Richard L. Gelfond, acquire greater than fifty percent (50%) of the outstanding Common Shares of the Company whether by direct or indirect acquisition or as a result of a merger, reorganization or sale of substantially all of the assets of the Company.
     “Code” means the U.S. Internal Revenue Code of 1986, as amended.
     “Committee” means a committee of the Board comprised of at least two directors selected by the Board to administer the Plan.
     “Common Share” means a share of common stock, no par value, of the Company.
     “Company” means IMAX Corporation, a corporation organized under the laws of Canada.
     “Date of Grant” means the date specified by the Board or the Committee on which an Award shall become effective (which date shall not be earlier than the date on which the Board or the Committee takes action with respect thereto).

     The “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Fair Market Value” of a Common Share on a given date means the higher of the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on Stock Exchanges.
     “Insider” means any person who is a director or an officer of the Company or any Subsidiary, or who is directly or indirectly the beneficial owner of, or who exercises control or direction, more than 10% of total Common Shares issued by the Company.
     “Option” means the right to purchase a Common Share upon exercise of a stock option granted pursuant to the Plan.
     “Option Price” means the purchase price per Common Share payable on exercise of an Option, as determined by the Committee in its sole discretion (subject to the terms of the Plan) and as set forth in the applicable Agreement.
     “Participant” means a person to whom an Award is to be made under the Plan and who is at the time of such Award an employee or consultant of the Company, or any of its Subsidiaries, or a person who is a director of the Company or any of its Subsidiaries and who is not also an employee of the Company or any of its Subsidiaries at the Date of Grant, or a person who has agreed to commence serving in any such capacity within 90 days of the Date of Grant, or any personal holding corporation controlled by any such person, the shares of which are held directly or indirectly by such person or such person’s spouse, minor children or minor grandchildren, or any registered retirement savings plan or registered educational savings plan for the sole benefit of any such person.
     “Permanent Disability” means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all his duties as an employee of the Company or any Subsidiary, which disability or infirmity shall exist for any continuous period of 180 days within any twelve-month period.
     “Stock Exchanges” means one or more, as the context requires, of the New York Stock Exchange, the Toronto Stock Exchange and such securities exchange, if any, as may be designated by the Board, from time to time.
     “Subsidiary” means any corporation or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all voting securities or other voting interests in such entity.
     “Vested Options” means, as of any date, Options which by their terms are exercisable on such date.
3. Administration of the Plan
(a)	The Plan shall be administered, and Awards shall be granted hereunder, by the Board or by or under the authority of the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

(b)	The interpretation and construction by the Committee of any provision of the Plan or of any Agreement, and any determination by the Committee pursuant to any provision of this Plan or of any Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

4. Shares Available Under Plan
     The maximum number of Common Shares which may be issued upon the exercise of Options granted under the Plan is 20% of the issued and outstanding Common Shares, subject to adjustment as provided in Section 10. Such Common Shares may be shares previously issued or treasury shares or a combination of the foregoing. Any Common Shares which are subject to Options which have been exercised, have expired or which have been surrendered without being exercised in full shall again be available for issuance under this Plan, resulting in a “reloading” of the Plan up to this maximum percentage of issued and outstanding Common Shares.
5. Limitations on Certain Grants
     Section 162(m) of the Code requires that the Plan include a limitation on the number of Options which may be granted to certain Participants. The Board or Committee may, from time to time and upon such terms and conditions as it may determine, grant Options to Participants provided, however, the maximum number of Options intended to qualify for exemption under Section 162(m) of the Code that may be awarded to any Participant in any calendar year shall not exceed 4,000,000.
6. Agreement
     The terms and conditions of each Option shall be embodied in a written agreement (the “Agreement”) in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Options granted under the Plan shall comply with the following terms and conditions:
(a)	Each Agreement shall specify the number of Common Shares for which Options have been granted.

(b)	Each Agreement shall specify the Option Price, which shall not be less than 100% of the Fair Market Value per Common Share on the Date of Grant.

(c)	Each Agreement shall specify that the Option Price shall be payable in cash or by cheque acceptable to the Company or by a combination of such methods of payment.

(d)	Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(e)	Each Agreement shall specify the applicable vesting schedule and the effective term of the Option. In the event of a termination of a Participant’s employment by reason of death or Permanent Disability, 50% of such Participant’s Options shall become Vested Options if such Options were less than 50% vested at the time of such termination.

(f)	Options granted under the Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422A of the Code.

(g)	No Option issued prior to June 18, 2008 shall be exercisable more than ten years from the Date of Grant. No Options issued on or after June 18, 2008, subject to earlier cancellation, shall be exercisable for the later of ten years from the Date of Grant, or in the event the 10 year anniversary of the Date of Grant falls within a Blackout Period, the date which is ten days after the date on which the Blackout Period has ended.

(h)	Each Option granted under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, which are prescribed by the Board or the Committee and set forth in the applicable Agreement.

(i)	As soon as practicable following the exercise of any Options, the Common Shares subject to the exercised Options shall be issued in the name of the Participant or as the Participant shall otherwise, in writing, direct.
7. Termination of Employment, Consulting Agreement or Term of Office
(a)	In the event that a Participant’s employment, consulting arrangement or term of office with the Company or one of its Subsidiaries terminates for any reason, unless the Board or the Committee determines otherwise, any Options which have not become Vested Options shall terminate and be cancelled without any consideration being paid therefor.

(b)	In the event that a Participant’s employment with the Company or one of its Subsidiaries is terminated without Cause, or the Participant’s employment is terminated by reason of the Participant’s voluntary resignation (including by reason of retirement), death or Permanent Disability, or upon the termination of a Participant’s consulting arrangement or term of office, the Participant (or the Participant’s estate) shall be entitled to exercise the Participant’s Options which have become Vested Options as of the date of termination for a period of 30 days, or such longer period as the Board or the Committee determines, following the date of termination.

(c)	In the event that a Participant’s employment, consulting arrangement or term of office with the Company or one of its Subsidiaries is terminated for Cause, such Participant’s Vested Options shall terminate and be cancelled without any consideration being paid therefor.
8. Transferability
     No Option shall be transferable by a Participant other than by will or the laws of descent and distribution, provided, however, that Options may be transferred if approved by the Board or the Committee and by any regulatory authority having jurisdiction or stock exchange on which the Common Shares subject to Options are listed. Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.
9. Change of Control
     All Options granted under the Plan (or any predecessor of the Plan) shall immediately vest and become fully exercisable upon the occurrence of (a) a Change of Control; and (b) the occurrence of one or more of the following: (i) the Participant’s employment or term of office with the Company, or one of its Subsidiaries, is terminated without Cause; (ii) the diminution of the Participant’s title and/or responsibilities; and (iii) the Participant is asked to relocate more than twenty-five (25) miles from his/her existing office.
10. Adjustments
     The Committee shall make or provide for such adjustments in the maximum number of Common Shares specified in Section 4, in the number of Common Shares or other securities or consideration covered by outstanding Options granted hereunder, and/or in the Option Price applicable to such Options as the Board or the Committee in their sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.
11. Fractional Shares
     The Company shall not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

12. Withholding Taxes
     The Company and its Subsidiaries shall have the right to require any individual entitled to receive Common Shares pursuant to an Option to remit to the Company, prior to the issuance of any Common Share following the exercise of any Options, any amount sufficient to satisfy any Canadian or United States federal, state, provincial or local tax withholding requirements. Prior to the Company’s determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by such individual. Such election may be denied by the Company in its discretion, or may be made subject to certain conditions specified by the Company, including, without limitation, conditions intended to avoid accounting charges and the imposition of liability against the individual under Section 16(b) of the Exchange Act, as amended, and the rules and regulations thereunder.
13. Registration Restrictions
     An Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Shares subject to such Option, or (ii) the Committee, in its sole discretion determines that such registration, qualification and status is not required as a result of the availability of an exemption from such registration, qualification, and status under such laws.
14. Shareholder Rights
     A Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of an Option until the Participant has duly exercised the Option in accordance with its terms and this Plan, and the Common Shares have been paid for in full and issued to the Participant.
15. Breach of Restrictive Covenants
     If (i) a Participant is a party to an employment agreement with the Company or any of its Subsidiaries or affiliates and (ii) such Participant materially breaches any of the restrictive covenants set forth in such employment agreement (including, without limitation, any restrictive covenants relating to non-competition, non-solicitation or confidentiality), then all of such Participant’s Options (whether or not Vested Options) shall terminate and be cancelled without consideration being paid therefor.
16. Section 409A of the Code
     If any provision of the Plan or any Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or would cause the Awards to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
17. Amendments
     The Board or the Committee reserves the right, in its sole discretion, to amend, suspend or terminate the Plan or any portion thereof at any time, and outstanding Options or Agreements thereunder, in accordance with applicable legislation, without obtaining the approval of shareholders; provided, however, that no termination or amendment of the Plan or any waiver of any provision of any Option or Agreement may, without the consent of the Participant to whom any Award shall have been granted, adversely affect the rights of such Participant in such Award; provided further, however that amendments shall be subject to (i) the approval of a majority of the Common Shares entitled to vote if the Committee determines that such approval is necessary in order for the Company to rely on the exemptive relief provided under Rule 16b-3 under the Exchange Act and (ii) all other approvals, whether regulatory, shareholder or otherwise, which are required by regulatory authority having jurisdiction or a Stock Exchange. Notwithstanding the foregoing, the Company will be required to obtain the approval of the shareholders of the Company for any amendment related to:

          a) reduces the Option Price of an Award held by an Insider;
          b) extends the term of an Award held by an Insider, except as otherwise provided in Section 19; or
          c) increases the number of Common Shares reserved under the Plan.
18. Miscellaneous
     The Plan shall not confer upon a Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
19. Black Out Periods
     Except as otherwise provided in Section 6(g) or in any Option Agreement, if the date on which an Option expires occurs during or within 10 days after the last day of a Blackout Period, the expiry date for the Option will be 10 days after the date on which the Blackout Period has ended.
20. Effective Date
     The Plan, as amended, shall be effective as of June 18, 2008.
21. Governing Law
     The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.
June 2008